Form N-SAR

Sub-Item 77Q1 (a)
Copies of any material amendments to registrant's charter or by-laws 333-33978, 811-09885

Twelfth Amendment dated October 6, 2006 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(v) to Post-Effective Amendment No. 36 to Janus Adviser Series' registration statement on Form N-1A, filed on December 8, 2006, accession number 0001035704-06-000822 (File No. 333-33978).

Thirteenth Amendment dated February 2, 2007 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(w) to Post-Effective Amendment No. 37 to Janus Adviser Series' registration statement on Form N-1A, filed on February 15, 2007, accession number 0001035704-07-000147 (File No. 333-33978).

Fourteenth Amendment dated February 2, 2007 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(x) to Post-Effective Amendment No. 40 to Janus Adviser Series' registration statement on Form N-1A, filed on May 1, 2007, accession number 0001035704-07-000338 (File No. 333-33978).